DA REN INTERNATIOINAL DEVELOPMENET INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED

JUNE 30, 2013 AND 2012

CONTENTS
Page

FINANCIAL STATEMENTS

Balance Sheets	1

Statements of Operations	2

Statements of Cash Flows	3

Notes to Financial Statements	4 - 7

DA REN INTERNATIONAL DEVELOPMENT INC.
A DEVELOPMENT STAGE COMPANY
BALANCE SHEETS

	June 30,	December 31,
	2013	2012
Assets	(Unaudited)
Current Assets
Cash and cash equivalents	$16,228	$341
Prepaid and other current assets	4,817	4,868
Total current assets	21,045	5,209

Land held for investment	1,992,032	2,059,308
Deposits	1,089	151

Total Assets	$2,014,166	$2,064,668

Liabilities and Stockholders' Equity
Current Liabilities
Accrued expenses	$-	$38,408
Due to related party	-	168,795
Total current liabilities	-	207,203

Stockholders' Equity
Common stock, NTD10 par value, 7,200,000 shares authorized,
7,160,000 and 6,610,000 shares issued and outstanding
as of June 30, 2013 and December 31, 2012, respectively	2,409,366	2,225,849
Other comprehensive income (loss)	(35,992)	(11,512)
Deficit accumulated during development stage	(359,208)	(356,872)
Total Stockholders' equity	2,014,166	1,857,465

Total Liabilities and Shareholders' Equity	$2,014,166	$2,064,668

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DA REN INTERNATIONAL DEVELOPMENT INC.
A DEVELOPMENT STAGE COMPANY
STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012
AND PERIOD FROM APRIL 20, 2010 (INCEPTION) THROUGH JUNE 30, 2013
(UNAUDITED)

	Six Months Ended		Three Months Ended		Accumulated from April 20, 2010 (Inception) through
	June 30, 21013	June 30, 2012	June 30, 2013	June 30, 2012	June 30, 2013

Revenue	$-	$-	$-	$-	$-

Selling, general and administrative expenses	2,339	12,552	2,227	2,837	359,230

Loss from operations	(2,339)	(12,552)	(2,227)	(2,837)	(359,230)

Other income (expenses)
Interest income	3	-	-	-	22
Total other income (expenses)	3	-	-	-	22

Loss before provision for income taxes	(2,336)	(12,552)	(2,227)	(2,837)	(359,208)

Provision for income taxes	-	-	-	-	-

Net loss	$(2,336)	$(12,552)	$(2,227)	$(2,837)	$(359,208)

Weighted average number of common shares:
Basic and diluted	6,716,354	3,807,802	6,821,538	6,610,000	2,212,047

Net loss per share:
Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.16)

Other Comprehensive Loss:
Net loss	$(2,336)	$(12,552)	$(2,227)	$(2,837)	$(359,208)
Foreign currency translation adjustment, net of tax	(24,480)	(70,450)	(70,450)	3,270	(35,992)
Comprehensive loss	$(26,816)	$(83,002)	$(72,677)	$433	$(395,200)

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DA REN INTERNATIONAL DEVELOPMENT INC.
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012
AND PERIOD FROM APRIL 20, 2010 (INCEPTION) THROUGH JUNE 30, 2013
(UNAUDITED)

			Accumulated from
	Six Months Ended	Six Months Ended	April 20, 2010 (Inception)
	June 30, 2013	June 30, 2012	through June 30, 2013
Cash flows from operating activities
Net loss	$(2,336)	$(12,552)	$(359,208)
Adjustments to reconcile net income to net cash used in operating activities:
Changes in assets and liabilities:
Decrease (increase) in prepaid and other assets	(110)	(631)	(4,780)
Decrease (increase) in deposits	(948)	(148)	(1,035)
Increase (decrease) in accrued expenses	(51)	(17,650)	(2,241)
Net cash used in operating activities	(3,445)	(30,981)	(367,264)

Cash flows from financing activities
Due to related party	(164,218)	31,188	(1,926)
Proceeds from issuance of common stock	183,652	-	384,180
Net cash provided by financing activities	19,434	31,188	382,254

Effect of exchange rate changes on cash and cash equivalents	(102)	-	1,238

Net change in cash and cash equivalents	15,887	207	16,228

Cash and cash equivalents
Beginning	341	112	-
Ending	$16,228	$319	$16,228

Supplemental disclosure of cash flows
Cash paid during the year for:
Interest expense	$-	$-	$-
Income tax	$-	$-	$-

Non-cash transaction:
Issuance of common stock in exchange of real property	$-	$2,022,995	$2,022,995

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DA REN INTERNATIONAL DEVELOPMENT INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2013

NOTE 1. NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) for interim financial reporting and in accordance with instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited condensed consolidated financial statements contained in this report reflect all adjustments that are normal and recurring in nature and considered necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by GAAP. The results of operations for the interim period are not necessarily indicative of the results expected for the full year. These unaudited, condensed consolidated financial statements, footnote disclosures and other information should be read in conjunction with the financial statements and the notes thereto included in the Company’s annual report for the year ended December 31, 2012.

Organization and Nature of Business

Da Ren International Development Inc., a company in the developmental stage (the “Company”), was incorporated on April 20, 2010 in Taiwan. The Company has conducted limited business operations and had no revenues from operations since its inception. The Company‘s business plan is to develop real estate in Taiwan.

The Company’s year-end is December 31.

Going Concern

These financial statements were prepared on the basis of accounting principles applicable to a going concern, which assumes the realization of assets and discharge of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company had an accumulated deficit of $359,208 as of June 30, 2013, and it had no revenue from operations.

The Company faces all the risks common to companies at the development stage, including capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. The Company's losses raise substantial doubt about its ability to continue as a going concern. The Company's financial statements do not reflect any adjustments that might result from the outcome of this uncertainty.

The Company is currently addressing its liquidity issue by continually seeking investment capital through private placements of common stock and debt. The Company believes its current and future plans enable it to continue as a going concern. The Company's ability to achieve these objectives cannot be determined at this time. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts which may differ from those in the accompanying consolidated financial statements.

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Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Impairment of long-lived assets

The Company reviews its long-lived assets whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. Impairment is evaluated by comparing the carrying value of the long-lived assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, the Company would recognize an impairment loss at that date. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value (estimated discounted future cash flows) of the long-lived assets.

Foreign-currency Transactions

Foreign-currency transactions are recorded in New Taiwan dollars (“NTD”) at the rates of exchange in effect when the transactions occur. Gains or losses resulting from the application of different foreign exchange rates when cash in foreign currency is converted into New Taiwan dollars, or when foreign-currency receivables or payables are settled, are credited or charged to income in the year of conversion or settlement. On the balance sheet dates, the balances of foreign-currency assets and liabilities are restated at the prevailing exchange rates and the resulting differences are charged to current income except for those foreign currencies denominated investments in shares of stock where such differences are accounted for as translation adjustments under stockholders’ equity.

Statement of Cash Flows

Cash flows from the Company's operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Translation Adjustment

The accounts of the Company were maintained, and its financial statements were expressed, in New Taiwan Dollar (“NTD”). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance ASC 830, "Foreign Currency Matters," with the NTD as the functional currency. According to the Statement, all assets and liabilities are translated at the current exchange rate, stockholder's equity are translated at the historical rates and income statement items are translated at an average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income as a component of stockholders’ equity.

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Comprehensive Income

Comprehensive income includes accumulated foreign currency translation gains and losses. The Company has reported the components of comprehensive income on its statements of stockholders’ equity and comprehensive income (loss).

Net Income (loss) per Share

Basic income (loss) per share is computed by dividing net income by weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At June 30, 2013 and 2012, the Company did not have any outstanding common stock equivalents; therefore, a separate computation of diluted loss per share is not presented.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its result of operations, financial position or cash flow.

Subsequent Events

The Company evaluated all events or transactions that occurred after June 30, 2013 up through the date the Company issued these financial statements.

NOTE 2. INCOME TAXES

The Company has not yet realized income as of the date of this report, and no provision for income taxes has been made. At June 30, 2013 and December 31, 2012, there were no deferred tax assets or liabilities.

NOTE 3. RELATED PARTY TRANSACTIONS

The Company’s shareholders have advanced funds to the Company for working capital purposes.  The Company has not entered into any agreement on the repayment terms for these advances. As of June 30, 2013 and December 31, 2012, there were $0 and $168,795 advances outstanding, respectively.

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NOTE 4. STOCKHOLDER’S EQUITY

On April 20, 2010, the Company issued 300,000 shares of common stock to initial investors at a price of NTD10 per share for an aggregate offering price of $95,350.

On March 24, 2011, the Company issued 310,000 shares of common stock to investors at a price of NTD10 per share for an aggregate offering price of $104,801.

On March 26, 2013, the Company’s major shareholder, Da Chuang Business Management Consultant Co., Ltd. entered into a sale and purchase agreement with one individual (the “Seller”) to purchase three lots of undeveloped land for the amount of TWD 60,000,000 (US$2,025,658). Under the agreement, the land was to be transferred to the Company and the purchase amount of TWD 60,000,000 (US$2,025,658) was to be satisfied by the delivery of equivalent value of capital stock to the Seller. The title to the land was transferred from Seller to the Company on August 12, 2011 and the transaction price of $2,025,658 (TWD 60,000,000) was recorded as a stock subscription prepayment on our balance sheet as of December 31, 2011. On March 26, 2012, the Company issued 6,000,000 shares of common stock to sellers and in satisfaction of the purchase amount under the sale and purchase agreement of land.

On May 27, 2013, the Company issued 550,000 shares of common stock to investors at a price of NTD10 per share for an aggregate offering price of $183,517.

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